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                                                                   Exhibit 10.22

                            SECOND AMENDMENT TO THE
                     HEALTH CARE PROPERTY INVESTORS, INC.
                           EXECUTIVE RETIREMENT PLAN


          Health Care Property Investors, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), adopted the Health Care Property Investors, Inc. Executive Retirement Plan (the "Plan") effective as of May 1, 1988. The Plan was amended effective as of January 1, 1993.

          In order to amend the Plan to eliminate the retirement benefit offset for Social Security benefits and benefits payable under the Company's 401(k) Savings Plan, this Second Amendment to the Plan has been adopted by a resolution of the Compensation Committee of the Board of Directors of the Company effective as of May 1, 2000.

          1.  Sections 1.2, 1.3, 1.9 and 1.14 are deleted in their entirety.

          2. Section 3.1 of the Plan is hereby amended to read in its entirety as follows:

              3.1  The annual retirement benefit payable to a Participant for
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     his lifetime at a Normal Retirement Date under the Plan shall be equal to
     30% of Final Average Earnings plus 4% of Final Average Earnings times years of Service after age 60 to a maximum of 5 years.

          3. This Second Amendment to the Plan shall be and is hereby incorporated in and forms a part of the Plan.

          4. Except as set forth herein, the Plan shall remain in full force and effect.